UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

OMEROS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Fifth Avenue, Suite 2600

Seattle, Washington 98101

(Address of principal executive offices, including zip code)

(206) 676-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2012, Omeros Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”) relating to the public offer and sale of 2,926,830 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at a price to the public of $10.25 per share (the “Offering Price”). Under the terms of the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 439,024 shares of the Common Stock to cover overallotments, which the Underwriters have exercised in full. The net proceeds to the Company from the sale of the Common Stock, after deducting the underwriting discount and commission and other estimated offering expenses payable by the Company, are expected to be approximately $32.3 million. The offering is expected to close on July 2, 2012, subject to the satisfaction of customary closing conditions.

The Common Stock has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-169856). The Common Stock is being offered and sold pursuant to a prospectus dated October 18, 2010, as supplemented by a preliminary prospectus supplement that was filed with the U.S. Securities and Exchange Commission on June 26, 2012 and a final prospectus supplement that was filed with the U.S. Securities and Exchange Commission on June 28, 2012.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The Underwriting Agreement contains representations, warranties and covenants that were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The Underwriting Agreement is not intended to provide any other factual information about the Company.

Certain of the Underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The legal opinion of Alex Sutter, Associate General Counsel and Assistant Secretary of the Company, relating to the Common Stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On June 27, 2012, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 27, 2012, among Omeros Corporation and Cowen and Company, LLC, as representative of the Underwriters

5.1	Opinion of Alex Sutter, Associate General Counsel and Assistant Secretary of Omeros Corporation

23.1	Consent of Alex Sutter, Associate General Counsel and Assistant Secretary of Omeros Corporation (included in Exhibit 5.1)

99.1	Press release dated June 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

By: /s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors

Date: June 28, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 27, 2012, among Omeros Corporation and Cowen and Company, LLC, as representative of the Underwriters

5.1	Opinion of Alex Sutter, Associate General Counsel and Assistant Secretary of Omeros Corporation

23.1	Consent of Alex Sutter, Associate General Counsel and Assistant Secretary of Omeros Corporation (included in Exhibit 5.1)

99.1	Press release dated June 27, 2012